UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 27, 2022
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032
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(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030
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(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000
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Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Wiley & Sons, Inc. (the “Company”) issued a press release today, on June 27, 2022, announcing that the John Wiley & Sons, Inc. (the “Company”) Board of Directors (the “Board”) has elected Brian O. Hemphill, Ph.D., President of Old Dominion University, to join the Board effective June 21, 2022. The Board has determined that Mr. Hemphill is “independent” pursuant to the rules of The New York Stock Exchange and other governing laws and applicable regulations. The Board has not yet appointed Mr. Hemphill to any Board committees, however, anticipates his appointment to the Governance and Digital Product & Technology Committees of the Board.

As a non-employee director of the Company, Mr. Hemphill is eligible to participate in the Company’s non-employee director compensation program, pursuant to which he will receive an (i) annual cash retainer of $100,000, and (ii) annual award of restricted Class A Common Stock equal to $120,000, with the amount of shares granted based on the stock price of the Company’s Class A Common Stock at the close of the New York Stock Exchange on the date of grant. Such restricted shares granted vest on the earliest of (i) the day before the next Annual Meeting following the grant, (ii) the non-employee director’s death or disability, or (iii) a Change in Control (as defined in the 2014 Key Employee Stock Plan). Mr. Hemphill is eligible to participate and may defer all or a portion of his annual cash retainer fees and annual stock award. Mr. Hemphill is also eligible to participate in the Company’s Matching Gift Program.

There were no arrangements or understandings between Mr. Hemphill and any other persons pursuant to which Mr. Hemphill was selected as a director. Mr. Hemphill does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 - Other Events
The Company announced on June 23, 2022, that it has raised its quarterly cash dividend to $0.3475 per share, payable on July 20, 2022, to shareholders of record of Class A and Class B Common Stock as of July 6, 2022. A copy of the press release is being furnished to the Securities and Exchange Commission pursuant to Item 8.01 of Form 8-K and is attached hereto as Exhibit 99.2.  The information in this Item 8.01 of this Current Report on Form 8-K and in Exhibit 99.2 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01 - Financial Statements and Exhibits
Exhibit No. Description

99.1 Press release dated June 27, 2022, announcing the director appointment.

99.2 Press release dated June 23, 2022, announcing the dividend.

104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Brian A. Napack
Brian A. Napack
President and
Chief Executive Officer

By	/s/ Christina Van Tassell
Christina Van Tassell
Executive Vice President and Chief Financial Officer

Dated: June 27, 2022